Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in these Registration Statements (No. 333-269661, No. 333-218917, No. 333-281371, and No. 333-282377) on Form S-8 and related Reoffer Prospectuses under Registration Statements (No. 333-269661 and No. 333-218917) of PetMed Express, Inc. of our report dated October 14, 2025, relating to the consolidated financial statements of PetMed Express, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of PetMed Express, Inc. for the year ended March 31, 2026.

/s/ RSM US LLP

Coral Gables, Florida
June 2, 2026